U. S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                 FORM 8-K



                              CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


          Date of Report (Date of earliest event reported):
                            October 18, 1999




                      COMMISSION FILE NUMBER  0-17394

                       CORFACTS INC. AND SUBSIDIARY

    (Exact name of small business issuer as specified in its charter)

               New Jersey                       22-2478379
        (State or other jurisdiction of    (I.R.S. Employer ID No.)
         incorporation or organization)

              3499 Hwy. 9 No., Ste. 3B, Freehold, NJ  07728
                (Address of principal executive offices)



            Registrant's telephone number, including area code
                             (800) 696-7788


The following report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13(a)-11 or Rule 15(d)-11.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Corfacts, Inc. announced that its wholly-owned subsidiary, Metro Marketing Inc., has purchased the assets of Paramount
Telephone Answering Service Inc., an inbound telemarketing service in Middletown, New Jersey. Paramount provides services to approximately 125 clients in the central New
Jersey area, with annual gross revenues of approximately
$144,000 (unaudited).

Reference is made to the Press Release, dated October 18, 1999, a copy of which is filed as Exhibit I to this Current
Report on Form 8-K and is incorporated herein by reference.

                Corfacts, Inc. & Subsidiary

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS

      a)Financial statements of business acquired:

        None.

      b)Pro forma financial information:

        None.

      c)Exhibits.

        Press release dated October 18, 1999, incorporated herein by reference.



                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     Corfacts, Inc.


 Dated: October 18, 1999             s/s Larry Finkelstein
                                     ------------------------------
                                     Larry Finkelstein, President &
                                     Chairman of the Board

                 Corfacts, Inc. & Subsidiary

                         EXHIBIT I

                       Corfacts, Inc.
                       PRESS RELEASE

Contact:
Ariel Freud, Vice President
(800) 696-7788

                 METRO MARKETING ANNOUNCES
         PURCHASE OF INBOUND TELEMARKETING COMPANY

  Freehold, NJ: October 18, 1999 (NASDAQ: OTC Bulletin Board: CFCC) Metro Marketing Inc., the wholly owned subsidiary of Corfacts, Inc., has announced the purchase of the assets of Paramount, Inc. an inbound telemarketing company based in Middletown, New Jersey.

  Metro Marketing, Inc., is experienced in a wide range of outbound and inbound telemarketing business services, such as appointment setting, lead generation, lead management, direct mail follow-up, trade show support services, surveys and market research, publication subscriptions, customer service and account management.

  The transaction will further strengthen the position of Corfacts, Inc. in the outbound and inbound telemarketing industry. The Company has call centers in Freehold, Wayne and East Windsor, New Jersey, providing outbound and inbound telmarketing services for clients throughout the United States.

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